UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2019

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

224 Airport Parkway, Suite 550

San Jose, CA 95110

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 944-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2019, the Board of Directors (the “Board”) of Quantum Corporation (the “Company”) appointed John A. Fichthorn to the Board. Mr. Fichthorn has served since April 2017 as head of Alternative Investments for B. Riley Capital Management, L.L.C., which is an SEC-registered investment advisor and wholly-owned subsidiary of B. Riley Financial, Inc. (“B. Riley”). B. Riley is currently the Company’s largest stockholder and owns approximately 17% of the Company’s outstanding shares based on its most recent filing with the Securities and Exchange Commission. B. Riley recommended that the Board consider Mr. Fichthorn’s appointment and this recommendation was then considered by the Corporate Governance and Nominating Committee of the Board (the “Nominating Committee”). The Nominating Committee recommended Mr. Fichthorn’s appointment to the full Board, which approved his appointment.

Prior to joining B. Riley, Mr. Fichthorn was a Co-Founder of Dialectic Capital Management, LLC, an investment management firm, and has been a portfolio manager of the firm since 2003. Mr. Fichthorn has significant experience in accounting and financial matters, the unique perspective of representing the interests of a major stockholder, and experience serving on other public company boards. Mr. Fichthorn served as a Director of California Micro Devices from September 2009 until its sale in February 2010. From 2000 to 2003, Mr. Fichthorn was employed by Maverick Capital, most recently as Managing Director of the technology group. From 1999 to 2000, Mr. Fichthorn was an analyst at Alliance Capital working across multiple hedge fund products and as a member of the technology team. From 1997 to 1999, Mr. Fichthorn was an Analyst at Quilcap Corporation, a hedge fund where he covered all sectors, with a focus on technology. From 1995 to 1997, Mr. Fichthorn worked at Ganek & Orwicz Partners where his responsibilities included small cap research, international closed-end fund arbitrage and operations. Mr. Fichthorn has served on the board of directors of Health Insurance Innovations, Inc., a publicly traded health insurance and technology platform company, since December 2017, and theMaven, a publicly traded online media company, since September 2018, where he also serves as chairman of the board.

There are no related party transactions between the Company and Mr. Fichthorn (or any immediately family member thereof) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Fichthorn will participate in the Company’s standard compensation program for outside directors described in the 2017 Proxy Statement. The standard annual cash retainer for outside directors of the Company is $50,000 per year with additional smaller amounts for committee service. At this time, Mr. Fichthorn has not been appointed to serve on any committees of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2019	QUANTUM CORPORATION (Registrant)

	By:	/s/ J. Michael Dodson
	Name:	J. Michael Dodson
	Title:	Chief Financial Officer